Exhibit 3.2

GENERAL BY-LAW NO. 1

A by-law relating generally to the transaction of the business and affairs of

TECK COMINCO LIMITED

(formerly TECK CORPORATION/
CORPORATION TECK)

BE IT ENACTED as a by-law of the Corporation as follows:

Section One

INTERPRETATION

1.01         Definitions - In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

“articles” means the articles attached to the certificate of amalgamation of the Corporation dated January 1, 1997, as from time to time amended or restated;

“board” means the board of directors of the Corporation and includes, where the context permits or requires, any committee of the board of directors in the exercise of powers delegated to it by the board of directors;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“Corporation” means the corporation amalgamated by certificate of amalgamation under the Act and named Teck Cominco Limited (formerly Teck Corporation/Corporation Teck);

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

“recorded address” means in the case of a shareholder such person’s address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, such person’s latest address as recorded in the records of the Corporation;

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.04 or by a resolution passed pursuant thereto;

“special meeting of shareholders” includes a special meeting of all shareholders entitled to vote at an annual meeting of shareholders and a meeting of any class or classes of shareholders entitled to vote on the question at issue;

1.02         Words Defined in Act - Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

1.03         Number and Gender - Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

Section Two

BUSINESS OF THE CORPORATION

2.01         Registered Office - Until changed in accordance with the Act, the registered office of the Corporation shall be at the City of Vancouver in the Province of British Columbia and at such location therein as the board may from time to time determine.

2.02         Corporate Seal - Until changed by the board, the corporate seal of the Corporation, if any, shall be in the form impressed hereon.

2.03         Financial Year - Until changed by the board, the financial year of the Corporation shall end on the 31st day of December in each year.

2.04         Execution of Instruments - Deeds, transfers, assignments, bills of sale, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chairman of the board, deputy chairman, chief executive officer, president, chief operating officer, vice-president, secretary, treasurer or controller and the other of whom is a director and/or holds any one or more of the offices of assistant secretary, assistant treasurer or any other office created by by-law or by resolution of the board. Alternatively, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05         Banking Arrangements - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.06         Voting Rights in Other Bodies Corporate - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.07         Withholding Information from Shareholders - Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which, in the opinion of the board, could be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any account, record or document of the Corporation except as conferred by the Act or authorized by the board.

Section Three

BORROWING AND SECURITIES

3.01         Borrowing Power - Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to time:

(a)           borrow money upon the credit of the Corporation;

(b)           issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)           subject to the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)           mortgage, hypothecate, pledge or otherwise create a security interest in or charge upon all or any real or personal, movable or immovable property of the Corporation, owned or subsequently acquired, including book debts, rights, powers, franchises and undertaking by way of mortgage, hypothec, pledge or otherwise, to secure payment of any such evidence of indebtedness or guarantee whether present or future of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02         Delegation - The board may from time to time by resolution delegate to a director, a committee of directors or an officer of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

Section Four

DIRECTORS

4.01         Number of Directors and Quorum - Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles. Subject to the Act and to section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of the lesser of 5 and that number which is not less than 40% of the number of directors then in office or such other number of directors as the board may from time to time determine.

4.02         Qualification - No person shall be qualified for election as a director if such person is less than 18 years of age; if such person is of unsound mind and has been so found by a court in Canada or elsewhere; if such person is not an individual; or if such person has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians. At least one-half of the directors shall be individuals who are neither officers nor employees of the Corporation.

4.03         Election and Term - Directors shall be elected yearly to hold office until the next annual meeting of shareholders and until their successors are elected. At each annual meeting of shareholders, all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. The election shall be by resolution.

4.04         Removal of Directors - Subject to the provisions of the Act, the shareholders may by resolution passed at a special meeting of shareholders remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

4.05         Vacation of Office - A director ceases to hold office when such person dies; such person is removed from office by the shareholders; such person ceases to be qualified for election as a director; or such person’s written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.06         Vacancies - Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or minimum number of directors required by the articles or from a failure of the shareholders to elect the number or minimum number of directors required by the articles. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number or minimum number of directors required by the articles, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

4.07         Action by the Board - The board shall manage the business and affairs of the Corporation. Subject to sections 4.08 and 4.09, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.08         Canadian Majority - The board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians, except where:

(a)           a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

(b)           a majority of resident Canadian directors would have been present had that director been present at the meeting.

4.09         Meetings by Telephone - If all the directors consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

4.10         Place of Meetings - Meetings of the board may be held at any place in or outside Canada.

4.11         Calling of Meetings - Meetings of the board shall be held from time to time and at such time at such place as the board, the chairman of the board, the chief executive officer or any two directors may determine.

4.12         Notice of Meeting - Notice of the time and place of each meeting of the board shall be given in the manner provided in section 12.01 to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except that if the Act requires any matter to be specified, including any proposal to:

(a)           submit to the shareholders any question or matter requiring approval of the shareholders;

(b)           fill a vacancy among the directors or in the office of auditor;

(c)           issue securities;

(d)           declare dividends;

(e)           purchase, redeem or otherwise acquire shares of the Corporation;

(f)            pay a commission for the sale of shares;

(g)           approve a management proxy circular;

(h)           approve a take-over bid circular or directors’ circular;

(i)            approve any annual financial statements; or

(j)            adopt, amend or repeal by-laws;

reference to that matter shall be made in the notice or material that accompanies the notice. A director may in any manner waive notice of or otherwise consent to a meeting of the board, either before or after the meeting to which such waiver or consent relates. Attendance of a director at a meeting of directors is a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.13         First Meeting of New Board - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14         Adjourned Meeting - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the meeting from which the adjournment is taken.

4.15         Regular Meetings - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16         Chairman - The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:  chairman of the board, deputy chairman of the board, chief executive officer, president, chief operating officer, or any vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman. Notwithstanding the foregoing, the chairman of the board or the board may from time to time assign to a non-executive deputy chairman the duty of acting as chairman at meetings of the board.

4.17         Votes to Govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

4.18         Conflict of Interest - A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of that director’s or officer’s interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or the shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the board or the shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

4.19         Remuneration and Expenses - The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

Section Five

COMMITTEES

5.01         Committee of Directors - The board may appoint from its members one or more committees of directors, however designated, and delegate to such committees any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise. A majority of the members of each committee shall be resident Canadians.

5.02         Procedure - Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

5.03         Transaction of Business - The powers of a committee of directors may be exercised by a meeting at which a quorum of the committee is present (including meetings by telephone to the extent permitted by section 4.09) or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of any committee may be held at any place in or outside Canada.

5.04         Audit Committee - The board shall elect annually from among its number an audit committee to be composed of not fewer than 3 directors of whom a majority shall not be officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act.

Section Six

OFFICERS

6.01         Appointment - The board shall from time to time appoint a chairman of the board, a chief executive officer, a president, one or more vice-presidents (to which title may be prefaced or added words to indicate seniority or function), a secretary, a treasurer and a controller, and such other officers as the board may determine including one or more deputy chairman (to which title may be prefaced or added the words “executive” or “non-executive” as the case may be to indicate specific functions), a chief operating officer and one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an officer may but need not be a director and one person may hold more than one office.

6.02         Chairman of the Board - The chairman of the board shall be a director. He shall act as chairman at all meetings of the board, meetings of any executive committee of the board, and meetings of the shareholders at which in each case he is present, unless he or the board has assigned any of such duties to a deputy chairman. The board may assign to the chairman of the board any of the powers and duties that are by any provisions of this by-law capable of being assigned to the chief executive officer or the president; and the chairman of the board shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the executive deputy chairman of the board, if any, or otherwise by the chief executive officer.

6.03         Deputy Chairman - If appointed, a deputy chairman of the board shall be a director and subject to the provisions of the Act, shall have such powers and duties as the board may specify from time to time. If an executive deputy chairman is appointed, he shall during any absence or disability of the chairman of the board have all the duties and powers of that office. If a non-executive deputy chairman is appointed, the board may assign to him the role of lead director of the board in all matters relating to corporate governance and chairman of any corporate governance committee. The chairman of the board or the board may also assign to a deputy chairman duties to act as chairman at meetings of the board, meetings of the executive committee, or meetings of the shareholders.

6.04         Chief Executive Officer - The chief executive officer, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation and such other powers and duties as are specified herein or by the board at any time. During the absence or disability of the president, or if no president has been appointed, the chief executive officer shall also have the powers and duties of that office.

6.05         President - The president shall have such powers and duties as the board or the chief executive officer may specify and if no chief operating officer has been appointed, he shall also have the powers and duties of that office.

6.06         Chief Operating Officer - If appointed, the chief operating officer shall be responsible for the general management of all operations of the Corporation and shall have such other powers and duties as the board or the chief executive officer may specify.

6.07         Vice-President - A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

6.08         Secretary - The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; the secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; the secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the secretary shall have such other powers and duties as the board or the chief executive officer may specify.

6.09         Treasurer - The treasurer shall transact such financial business of the Corporation as the board or the chief executive officer may determine. The treasurer shall prepare and render reports on financial matters of the Corporation whenever required and shall be responsible for the safekeeping of securities; and the treasurer shall have such other powers and duties as the board or chief executive officer may specify.

6.10         Controller - The controller shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money and the disbursement of funds of the Corporation; and the controller shall have such other powers and duties as the board or chief executive officer may specify.

6.11         Powers and Duties of Other Officers - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.12         Variation of Powers and Duties - The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.13         Term of Office - The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer’s rights under any employment contract. Otherwise each officer appointed by the board shall hold office until such person’s successor is appointed.

6.14         Terms of Employment and Remuneration - The terms of employment and the remuneration of officers appointed by the board may from time to time, be settled by it or by any committee of the board established for that purpose, or may be delegated to the chief executive officer with respect to officers other than himself.

6.15         Conflict of Interest - An officer shall disclose such person’s interest in any material contract or proposed material contract with the Corporation in accordance with section 4.18.

6.16         Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.17         Fidelity Bonds - The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

Section Seven

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01         Limitation of Liability - Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02         Indemnity - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

(a)           he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)           in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that such person’s conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires.

7.03         Insurance - Subject to the limitations contained in the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02.

Section Eight

SHARES

8.01         Allotment - Subject to the provisions of the Act, the board may from time to time grant options to purchase or allot the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

8.02         Commissions - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person’s purchasing or agreeing to purchase shares or other securities of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares or other securities.

8.03         Registration of Transfer  -  Subject to the provisions of the Act,  no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon, or delivered therewith,  duly executed by the registered holder or by such person’s attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer, if any, as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles.

8.04         Transfer Agents and Registrars - The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.05         Non-Recognition of Trusts - Subject to the provisions of the Act, the Corporation shall treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of such security, and otherwise to exercise all the rights and powers of an owner of such security.

8.06         Share Certificates - Every holder of one or more shares of the Corporation shall be entitled, at the holder’s option, to a share certificate, or to a non-transferable written acknowledgement of the holder’s right to obtain a share certificate, stating the number and class or series of shares held by the holder as shown on the securities register. Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.07         Replacement of Share Certificates - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken if the owner:

(a)           so requests before the Corporation has notice that the security has been acquired by a bona fide purchaser;

(b)           furnishes the Corporation with an indemnity bond sufficient, in the discretion of the board, to protect the Corporation; and

(c)           satisfies any other reasonable requisites imposed by the Corporation from time to time, whether generally or in any particular case.

8.08         Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate or written acknowledgement referred to in section 8.07 in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.09         Deceased Shareholders - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

Section Nine

DIVIDENDS AND RIGHTS

9.01         Dividends - The board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid by issuing fully paid shares of the Corporation and, subject to the provisions of the Act, in money or property.

9.02         Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such person’s recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03         Non-Receipt of Cheques - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04         Record Date for Dividends and Rights - The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of any such record date shall be given not less than 7 days before such record date, by newspaper advertisement in the manner and to the extent required by the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05         Unclaimed Dividends - Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

Section Ten

MEETINGS OF SHAREHOLDERS

10.01       Annual Meetings - The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the board or, if authorized by it, as the chairman of the board, a deputy chairman of the board or the chief executive officer may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02       Special Meetings - The board, the chairman of the board, a deputy chairman of the board or the chief executive officer shall have power to call a special meeting of shareholders at any time.

10.03       Place of Meetings - Meetings of shareholders shall be held in the municipality in which the registered office is situate or, if the board shall so determine, at such other place in Canada as it determines.

10.04       Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 12.01 not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

10.05       Chairman, Secretary and Scrutineers - The chairman of any meeting of shareholders shall be the chairman of the board or a deputy chairman, if he has been delegated to do so by the chairman of the board or the board, or in their absence the chief executive officer; failing which the president or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.06       Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.07       Quorum - A quorum for the transaction of business at any meeting of shareholders shall be 3 persons present in person, each being a shareholder or representative duly authorized in accordance with the Act entitled to vote thereat or a duly appointed proxy for a shareholder so entitled and holding or representing, in the aggregate, not less than 20% of the votes entitled to be cast at the meeting. If a quorum is present at the opening of the meeting, the shareholders present in person or by proxy may proceed with the business of the meeting even if a quorum is not present throughout the meeting.

10.08       Proxies - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act as such shareholder’s nominee at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or the shareholder’s attorney and shall conform with the requirements of the Act.

10.09       Time for Deposit of Proxies - The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.10       Joint Shareholders - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

10.11       Votes to Govern - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

10.12       Show of Hands - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.13       Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.14       Adjournment - If a quorum is not present at the opening of a meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

Section Eleven

DIVISIONS AND DEPARTMENTS

11.01       Creation and Consolidation of Divisions - The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.02       Name of Division - Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

11.03       Officers of Divisions - From time to time the board or, if authorized by the board, the chief executive officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the chief executive officer, may remove at the board’s or the chief executive officer’s pleasure any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

Section Twelve

NOTICES

12.01       Method of Giving Notice - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to such person’s recorded address or if mailed to such person at such person’s recorded address by prepaid ordinary or air mail or if sent to such person at such person’s recorded address by any means of prepaid transmitted or recorded communication including telex, telegraph or facsimile transmission. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when confirmation of completed transmission is received by the sender. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

12.02       Notice to Joint Shareholders - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

12.03       Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice and the date of the meeting or other event shall both be excluded.

12.04       Undelivered Notices - If any notice given to a shareholder pursuant to section 12.01 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until such shareholder informs the Corporation in writing of such shareholder’s new address.

12.05       Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.06       Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives such person’s title to such share prior to such person’s name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person’s furnishing to the Corporation the proof of authority or evidence of such person’s entitlement prescribed by the Act.

12.07       Waiver of Notice - Any shareholder (or duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive the sending of any notice, or waive or abridge the time for any notice, required to be given to such person under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of the board which may be given in any manner.

Section Thirteen

REPEAL

13.01       Repeal - The prior General By-Law No. 1 of the Corporation enacted by the board of directors of the Corporation on February 21, 1996 and confirmed by the shareholders of the Corporation on April 24, 1996 is repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of such repealed by-law or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained prior to, such repealed by-law prior to its repeal. All officers and persons acting under such by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under such repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

Section 14

EFFECTIVE DATE

14.01       Effective Date - This by-law shall come into force when enacted by the directors, subject to the Act.

ENACTED by the Board the 8th  day of June, 2000.

WITNESS the corporate seal of the Corporation.

“N. B. Keevil”	“Karen L. Dunfee” c/s
Chairman	Secretary

CONFIRMED by the shareholders the 25th day of April, 2001.

“Karen L. Dunfee” c/s
Secretary